Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Nxu, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	Other(1)	114,503,816	(2)(3)	$0.2292	(4)	$26,238,549	(4)	0.00015310	$4,017.12
Fees Previously Paid	—	—	—	—		—		—			—
Carry Forward Securities
Carry Forward Securities	—	—	—	—				—				—	—	—	—
	Total Offering Amounts							$26,238,549			$4,017.12
	Total Fees Previously Paid										—
	Total Fee Offsets										—
	Net Fee Due										$4,017.12

(1)	Fee calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Amount consists of an aggregate of 114,503,816 shares of Class A common stock of Nxu, Inc. (the “Company”) being registered for resale by certain selling stockholders named in this registration statement comprised of (i) 6,800,000 shares of Class A common stock held by the selling stockholders; (ii) 5,200,000 shares of Class A common stock issuable upon the exercise of pre-funded warrants; (iii) 57,251,908 shares of Class A common stock issuable upon the exercise of Series A warrants; and (iv) 45,251,908 shares of Class A common stock issuable upon the exercise of Series B warrants.

(3)	Pursuant to Rule 416(a) under the Securities Act, the shares of the Company’s Class A common stock being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of a share of the Company’s Class A common stock on the Nasdaq Capital Market on December 23, 2024, a date within five business days of the filing date of this registration statement.